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                       DEVELOPMENT AND PROMOTION AGREEMENT

     THIS DEVELOPMENT AND PROMOTION AGREEMENT (this "Agreement"), dated as of March 9, 2000 (the "Effective Date"), is made by and among Cavion Technologies, Inc., a Colorado corporation, ("Company") and Stockwalk.com, Inc., a Nevada corporation ("Stockwalk") (sometimes referred to collectively as the "Parties" and individually as a "Party").

                                    RECITALS

     A. Stockwalk is a securities broker-dealer licensed to conduct securities business pursuant to applicable federal and state laws; and,

     B. Company is an on-line bank service provider that desires to make available to members and customers of its correspondent credit unions and banks ("Institutions") via the Internet the broad range of Internet securities services offered by Stockwalk within the limits of applicable statutory and regulatory restrictions; and,

     C. Stockwalk desires to provide Institution's members and customers various Internet securities brokerage services by allowing Company to private label and market Stockwalk's user interface to Institutions.

     NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and other valuable consideration, the receipt and efficacy of which hereby acknowledged, the parties hereto agree as follows:

SECTION 1. BACKGROUND

     Stockwalk and Company have entered into this Agreement to permit Company's Institutions and their members and customers ("Customers") to utilize the on-line brokerage services of Stockwalk as more fully described below (the "Stockwalk Services"). The purposes of this Agreement are:

     a. to provide for the development of access to Stockwalk Services through a Co-Branded Site,

     b. to set forth the understandings and agreements of the Parties as to promotion of the Stockwalk services by Company, and

     c. to provide for payment to Company for its role in assisting in the development of this relationship and in promoting the availability of the Stockwalk Services to its client Institutions.

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     Stockwalk's brokerage services will be offered as a co-branded site and will be accessed by the Customers of participating Institutions through a co-branded web site for participating Institutions ("Co-Branded Site"), which Co-Branded Site will be hosted by Stockwalk. Customers will access the Co-Branded Site via hyper-text links from each participating Institution's web sites which are hosted by Company pursuant to a Company Master Services Agreement by and between such Institution and Company.

     In accordance with the terms of this Agreement, the Stockwalk Services will be offered to Company's participating Institutions and made available only to such Institutions who have agreed to be bound by the terms and conditions set forth in the Networking/Affiliation Agreement by and between Stockwalk and Institution. This Agreement is made in connection with the other agreements among the Parties and Institutions as described on Schedule I (collectively, the "Other Agreements").

SECTION 2.  DEFINITIONS

     Many terms used in this Agreement are defined in context in Section 1, above. The following terms used in this Agreement have the respective meanings set forth below.

     2.1 "AFFILIATE" means, with respect to any Party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that Party. As used in this definition, "control" means either (a) the ownership of greater than 50% of an entity's voting securities or (b) the ability, through contract or otherwise, to determine an entity's operating activities.

     2.2 "CO-BRANDED SITE" means, the customized version of the Stockwalk Site, privately labeled and displayed concurrently with Company's customized Exterior Page Frame applicable to participating Institutions, that will be hosted and operated by Stockwalk, as described herein. The Parties acknowledge and agree that the Stockwalk site offered to participating Institutions will be Stockwalk's generic "Grey Label" site, and that each participating Institution requiring a customized site shall be required to enter into a "Level II" Networking Affiliation Agreement containing Stockwalk's normal and customary terms and conditions.

     2.3 "COMMENCEMENT DATE" means the Launch Date of the Co-Branded Site which shall be no later than 30 days after the date Company first makes available to Stockwalk all Exterior Page Frames, links, advertisements and other promotional placements described in SCHEDULE 2.3 to this Agreement. Notwithstanding the foregoing, this Agreement will commence upon the Effective Date.

     2.4 "COMPANY MARKS" means the trade names, trademarks, service names and similar proprietary marks listed on Schedule 2.4 ATTACHED HERETO.

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     2.5 "CUSTOMER" has the meaning set forth in Section 1.

     2.6 "EXTERIOR PAGE FRAMES" means Company's standard exterior framing and a navigational bar, as revised by Company from time to time. Each Exterior Page Frame will be hosted by Company and shall reside in Company's servers for display on the Co-Branded Site.

     2.7 "LAUNCH DATE" means the first date on which the Stockwalk Services are made publicly available to Customers via a Co-Branded Site that is linked to the corresponding Institution's Site.

     2.8 "SITE" means a commercial web site on the World Wide Web portion of the Internet.

     2.9 "STOCKWALK BANNERS" means any banner, button, text or similar ads Stockwalk provides to Company in connection with this Agreement.

     2.10 "STOCKWALK MARKS" means the trade names, trademarks, service names and similar proprietary marks listed on SCHEDULE 2.6 ATTACHED HERETO.

     2.11 "STOCKWALK SERVICES" means electronic and online brokerage services, securities transactions and all related products available at the Stockwalk Site during the term of this Agreement.

     2.12 "STOCKWALK SITE" means the Site located at [http://@vww.stockwalk.com] (or any replacement or successor address).

SECTION 3.  PARTIES' OBLIGATIONS

     3.1 COMPANY DEVELOPMENT. Company will design and develop linking capabilities to provide access to the Co-Branded Site from the participating Institution's Site, in accordance with the general specifications and timetable set forth on SCHEDULE 2 as agreed upon by both Parties.

     3.2 PRE-LAUNCH DELIVERABLES. On or before thirty days following the commencement of this agreement, Company shall make available to Stockwalk the Exterior Page Frames and the other materials specified in SCHEDULE 2 for the Co-Branded Site. Company shall develop the Exterior Page Frames and other materials 30 days prior to the anticipated Launch Date of the Co-Branded Site.

     3.3 COMPANY MARKETING. Company will use reasonable efforts to promote and market the availability of the Stockwalk Services to the Institutions as specified on SCHEDULE 2.3 as mutually agreed. All promotional activity shall be subject to the prior approval of both Parties, in advance and before first use, which approval shall not be unreasonably withheld or


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delayed; provided that promotional materials, that are substantially identical to those previously approved, need not be submitted for reapproval.

     3.4 STOCKWALK SERVICES OPERATION. Stockwalk shall provide Stockwalk Services through the Co-Branded Site which it will host and operate in accordance with the "Performance Standards" set forth in Exhibit A.

     3.5 STOCKWALK DEVELOPMENT.

          3.5.1 DEVELOPMENT. Stockwalk shall develop a Co-Branded Site to be displayed within a customized Exterior Page Frame in accordance with Exhibit B and take all other steps required to co-brand the Stockwalk Services. Each Institution that elects to purchase the Stockwalk Services through Company shall execute a "Grey Label" version of Stockwalk's Networking/Affiliation Agreement in substantially the form attached hereto as Exhibit C. Other than disclosures required by law and as may be agreed to by the Parties, no Stockwalk branding will be permitted on the Co-Branded Site.

          3.5.2 CONTROL AND REBRANDING. Stockwalk shall have sole control over the content and design of the html pages provided by Stockwalk as part of the Co-Branded Site. Subject to restrictions, regulations, or requirements imposed by any regulatory agency on Stockwalk, Stockwalk shall use its best efforts to construct and utilize the Exterior Page Frame requested by Company and implement such changes to the Co-Branded Site as may be reasonably requested by Company. Further, Stockwalk shall use its best efforts to notify Company if Stockwalk proposes to change or add any functionality of the Stockwalk Services as implemented on the Co-Branded Site; provided, however, that nothing herein shall obligate Stockwalk to provide such notice prior to effectuating, such change.

          3.5.3 SERVICE OPERATION. Stockwalk shall host and operate the Co-Branded Site and shall maintain and implement facilities and equipment and programming, including data communication facilities and Internet connections, collectively making up the host data center and the Co-Branded Site accessible to the Customers. Stockwalk shall use reasonable commercial efforts to ensure that the Co-Branded Site is operational on a "continuous" basis in accordance with the Performance Standards provided in Exhibit A.

          3.5.4 CO-BRANDED SITE CONTENT. During the term hereof and provided there is no breach by Company hereunder, Stockwalk shall provide the Stockwalk Services to Customers via the Co-Branded Site. Unless otherwise directed by Company, the Co-Branded Site shall include substantially all of the functionality and content available on the Stockwalk Site, and the Stockwalk Services shall be updated to keep the Co-Branded Site in parity with the Stockwalk Site in all material respects.


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          3.5.5 NAVIGATION. Stockwalk shall not, in conjunction with the
     Stockwalk Service, use any interstitials, pop-up windows, other intermediate steps or any other technology or content which acts as a barrier to the transition of a Customer from a participating Institution's Site to the Co-Branded Site, or vice versa, nor shall Stockwalk otherwise frame the Co-Branded Site with any frames other than Company's Exterior Page Frames or use any other technology which materially interferes with or affects the page layout of such pages. The Co-Branded Site shall link back to corresponding Institution's Site.

     3.6 DEVELOPMENTAL COSTS. Unless otherwise specified, each Party shall be responsible for all development, hosting and other costs associated with the Site residing on their servers.

     3.7 CUSTOMER Relations. Stockwalk shall be responsible for providing all customer support regarding the Stockwalk Services or the Co-Branded Site, and Company or Institution shall redirect to Stockwalk any and all associated customer support inquiries. Stockwalk shall have sole control over the Customer agreement that governs the Stockwalk Service, and Stockwalk shall have the sole responsibility for dealing with breaches of such Customer agreement. All Customers shall be treated at least as favorable in all material respects (including without limitation with respect to pricing, quality of service, and customer support responsiveness) as Stockwalk treats users of the Stockwalk Site.

     3.8 CO-BRANDED STATEMENT. To the extent permissible by applicable regulations, Stockwalk shall co-brand its monthly statements and other written materials sent to Customers with the names of Company and the applicable participating Institution provided that the inclusion of such items shall not imply that Company or the Institution is providing any of the Stockwalk Services.

     3.9 CONFORMITY TO SPECIFICATIONS, CHANGES. The Parties acknowledge that these creative processes are interactive and nonlinear, and that neither the final work products nor the processes of creation will necessarily conform in all particulars to the specifications on Schedule 2. Notwithstanding the foregoing, the Parties agree that the final work products must perform the functions contemplated by this Agreement in a manner, which complies with all applicable rules and regulations and allows for reasonable commercial exploration of the relationship among the Parties. Each Party shall pay for its own expense of the joint development work, subject to Section 5.1.

SECTION 4.  IMPLEMENTATION

     4.1 Links. Company will assist Institutions to implement Stockwalk's normal and customary promotional program through which Institution and Stockwalk will encourage Customers to use the Stockwalk Services offered on the Co-Branded Site, as accessed through a link from the participating Institution's Site. It is the intent of the Parties that Company and


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Stockwalk will cooperate in the development of such promotional program, with the goal of launching the program concurrently with the Commencement Date.

     4.2 STOCKWALK BANNER LINKS. Stockwalk shall deliver to Company any promotional materials (including Stockwalk Banners), which may be used as part of the promotional program as provided in Section 4.1 above. Such banners shall comply with Company's then current technical standards. The terms of any insertion order or similar document regarding the Stockwalk Banners are expressly rejected, except to the extent that they specify the location, timing or duration of the display of the Stockwalk Banners and such terms are accepted by Company. Unless mutually agreed otherwise, Stockwalk Banners shall link to the applicable Co-Branded Site of the Institution on whose Site the Stockwalk Banners are placed. Company may request that Stockwalk Banners be co-branded with Company Marks, in which case the Parties shall work together to develop a mutually acceptable implementation. Company may approve or reject any Stockwalk Banner or its location on the Company Web pages or the Institution's Web pages in its sole discretion; provided however that all banners shall comply with any applicable laws, rules or regulations.

     4.3 TESTING. Company will test the links with respect to the Co-Branded Site, including through the Stockwalk Banner connection, required under the Agreement at least one week prior to the Launch Date for the Co-Branded Site and provide Stockwalk with the results of said testing as such testing occurs.

     4.4 CONSENT TO LINKS. Company will not cause any link to the Co-Branded Site to be added without the prior written consent of Stockwalk, which may not be unreasonably withheld, or go live prior to the applicable date agreed to by the Parties.

     4.5 TIME OF ESSENCE. The Parties acknowledge that time is of the essence in the design, development and commencement of the Co-Branded Site and the links thereto. Accordingly, the Parties will devote commercially reasonable efforts to launch the Co-Branded Site and the links thereto as soon as reasonably possible, in accordance with a written development plan to be negotiated by the Parties in good faith.

SECTION 5.  COMPENSATION; ADVERTISING

     5.1 MARKETING EXPENDITURES. During the one year period following the Launch Date, Company agrees to expend up to $10,000 on marketing and promotion of the Stockwalk Services; provided however, that the $10,000 required marketing amount shall be reduced by $1 for each Customer that has registered to use the Stockwalk Services as of one year following the Launch Date.

     5.2 TRANSACTION FEES. During the term of this Agreement, including any renewal term, Stockwalk will pay Institution a fee based on usage of the Stockwalk Services by Customers ("Transaction Fee"). Such Transaction Fee shall be equal to Four Dollars ($4) for


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each completed securities transaction through the Co-Branded Site. No
Transaction Fee shall be due with respect to a transaction if the transaction by the Customer generates no revenue to Stockwalk. Stockwalk will pay the Transaction Fee on a monthly basis, in arrears, within fifteen (15) days following the end of each calendar month occurring subsequent to the Commencement Date. Each monthly payment shall equal the number of completed transactions in the immediately preceding calendar month multiplied by the appropriate dollar amount. Stockwalk will deliver, together with each payment, a report in an electronic form that is easily decoded in an automated manner for import into a statistics database and that describes in reasonable detail Stockwalk's calculation of the payment amount. All other fees as between Institution and Company shall be the subject of the agreement between Institution and Company; provided, however, that Stockwalk shall assist in any payment arrangements reasonably requested by Institution for the convenience of the Parties.

     5.3 ADVERTISING. Company shall have sole control over all advertising and promotion inventory on the Co-Branded Site. Stockwalk shall not introduce any advertising spots or third party branding in conjunction with the Co-Branded Site, e-mail, or the Stockwalk Services without Company's prior written approval.

     5.4 COMPLIANCE WITH LAWS. The consideration payable to Company and to Institution pursuant to this Agreement and the Networking/Affiliation Agreements shall be in compliance with all laws, rules, regulations, and other applicable standards of conduct in regard to Institution activities and broker-dealer activities (including, without limitation, the rules and regulations, and interpretive guidance issued by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the Office of Thrift Super-vision, the Federal Reserve Board, and the Office of Comptroller of Currency).

SECTION 6.  TRAFFIC DATA AND REPORTING

     On the tenth (10th) day of each month during the term hereof, Company will provide Stockwalk with data (the form and content mutually agreed to by both Parties) concerning search and browsing behavior only to the extent that such behavior reasonably could directly relate to the online promotion or usage of the Stockwalk Services. Stockwalk will hold such data in confidence and will treat such information as Confidential Information under Section 1.1.

SECTION 7.  REPRESENTATIONS AND WARRANTIES; RESTRICTIONS

     7.1 GENERAL. Company and Stockwalk each represents and warrants that (a) it is an entity duly organized, validly existing, and in good standing under the laws of the state of its organization, and (b) that the execution and delivery of this Agreement and the Other Agreements (to the extent they are a party to such agreements), and the performance of the transactions contemplated hereby and the Other Agreements (to the extent they are a party to such agreements), are within its powers, have been duly authorized by all necessary corporate


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and/or shareholder action, do not require any consent or other action by and in respect of or filing with any third party or governmental body or agency and do not contravene, violate or conflict with or constitute default under any provision of applicable law, regulation, or published interpretive guidance or ruling. Company and Stockwalk further represent and warrant that they shall conduct the business contemplated by this Agreement and the Other Agreements (to the extent they are a party to such agreements) only in compliance with all applicable law, rules, regulations, industry standards and published interpretive guidance and rulings.

     7.2 SPECIAL ACKNOWLEDGEMENTS. The Parties acknowledge the following:

     a. Stockwalk shall be responsible for advertising and sales materials (such as brochures, pamphlets, statement stuffers, and advertisements, marketing materials for sales forces) relative to the Stockwalk Services that are published by Company or Institution pursuant to this Agreement, except for any advertising included in the Exterior Page Frames. Company shall pay any publishing costs associated with the advertising and sales materials. Stockwalk represents and warrants that the advertising and sales materials have been approved by Stockwalk.

     b. Company and Institution, and their Affiliates and employees, will not describe the Stockwalk Services other than to distribute promotional materials approved by Stockwalk.

     c. All advertising or sales materials will clearly indicate that the user of any of Stockwalk Services will be a brokerage customer of Stockwalk and not of any of the Institution or Company with respect to securities transactions.

     d. Company and Institution, and their Affiliates and employees, will not recommend or endorse specific securities.

     e. Company and Institution, and their Affiliates and employees, will not take part in the Stockwalk Services (other than for their own accounts or other than by routing information and keeping records for Customers).

     f. All questions regarding a Customer brokerage account will be directed to Stockwalk's customer support personnel and Company and Institution, and their Affiliates and employees, will not answer questions or engage in negotiations involving brokerage accounts or related securities transactions.

     g. All decisions regarding the selection of broker-dealer or market will be made by Customers or by Stockwalk. Neither Company nor Institution will accept


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          orders, select among broker-dealers or route orders for Customers to markets for executions.

     h. Company and Institution will not handle Customer funds or securities related to securities orders transmitted to Stockwalk or effect clearance or settlement of Customer trades.

     i. Neither Company nor Institution will extend credit to Customer for the purpose of purchasing securities through or carrying securities with Stockwalk.

     j. The fees paid by Stockwalk to Institution will not vary depending upon the number of shares or the value of the underlying securities.

     k. Stockwalk represents and warrants that the Stockwalk Services will perform substantially as Stockwalk has marketed and promoted to Cavion.

SECTION 8.  INDEMNIFICATION

     8.1 STOCKWALK INDEMNIFICATION. Stockwalk will defend and indemnify Company, Institutions, and their Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party (including Customers), to the extent relating to (a) the operation of the Stockwalk Services and the Co-Branded Site, (b) the violation of third-party intellectual property rights by materials provided by Stockwalk to Company for promotion and advertising pursuant to this Agreement and for display on the Co-Branded Site and the Stockwalk Banners, or (c) breach by Stockwalk of any of the terms of this Agreement or the Networking/Affiliation Agreement. Subject to Company's compliance with the procedures described in Section 8.3, Stockwalk will pay any award against Company or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by Company and its Affiliates resulting from any such claim or action.

     8.2 COMPANYINDEMNIFICATION. Company will defend and indemnify Stockwalk and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to
(a) the operation or design of Company Sites, (b) breach by Company of any of the terms contained in this Agreement or its Agreements with Institutions or (c) the violation of third-party intellectual property rights by any materials provided by Company for display on the Co-Branded Site or promotion of the Stockwalk Services. Subject to compliance by Stockwalk with the procedures described in Section 8.3, Company will pay any award against Stockwalk and its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by Stockwalk and its Affiliates resulting from any such claim or action.


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     8.3 INDEMNIFICATION PROCEDURES. In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

SECTION 9.  INTELLECTUAL PROPERTY RIGHTS

     9.1 STOCKWALK'S GRANT OF LICENSE. Stockwalk hereby grants to Company, during the term of this Agreement, non-exclusive, non-transferable licenses to display it's Stockwalk Marks as reasonably necessary for Company to perform its obligations under this Agreement; provided, however, that use of such Stockwalk Marks or promoting Stockwalk Services shall be subject to the prior written approval of Stockwalk, as provided in Section 3.3.

     9.2 COMPANY'S GRANT OF LICENSE. Company hereby grants to Stockwalk, during the term of this Agreement, a non-exclusive, non-transferable license to display the Exterior Page Frames and the Company Marks as is reasonably necessary for Stockwalk to perform its obligations under this Agreement and the Networking/Affiliation Agreements; provided, however, that any promotional materials containing Company's proprietary marks will be subject to Company's prior written approval.

     9.3 RESERVATION OF RIGHTS. Subject to the limited license granted to Stockwalk under this Section, Company reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Subject to the limited license granted to Company under this Section, Stockwalk reserves all of its night title and interest in its intellectual property rights. No Party grants to any other Party any right, title and interest in intellectual property rights or any licenses except as specifically set forth in this Section.

     9.4 NO DISPARAGEMENT. No Party will display another Party's proprietary marks in a manner that disparages the other Party or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. A Party will comply immediately with another Party's requests as to the display of the other Party's proprietary marks and will avoid any action that diminishes the value of such marks. Any Party's unauthorized display of another Party's proprietary marks is strictly prohibited.

     9.5 STANDARDS. Stockwalk shall not knowingly provide Stockwalk Services or operate the Co-Branded Site in a manner, and Company shall not knowingly provide to Stockwalk any Exterior Page Frames, that: (a) infringe any third party's intellectual property right or right of publicity or privacy; (b) violate any law or regulation; (c) are defamatory,


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obscene, harmful to minors or pornographic in nature; or (d) are materially false, inaccurate or misleading.

     9.6 INJUNCTIVE RELIEF. Each Party agrees that any unauthorized use or display of the other Party's Marks or the Institution's Marks may cause immediate and irreparable harm for which money damages may not constitute an adequate remedy. In that event, each Party agrees that injunctive relief may be warranted in addition to any other remedies the affected Party may have.

SECTION 10. TERM AND TERMINATION

     10.1 TERM. The term of this Agreement will begin on the date of this Agreement and, unless terminated or renewed in accordance with Section 10.2 or
10.1 respectively, will end three (3) years from the Commencement Date. Subsequently, this Agreement will automatically renew for additional one (1) year terms upon each expiration, unless, (i) earlier terminated pursuant to
Section 10.2 or (ii) at least ninety (90) days prior to the beginning of any renewal term, one Party gives the other Party written notice of its intent not to renew the Agreement.

     10.2 TERMINATION. Either Party may terminate this Agreement: (a) if the other Party materially breaches this Agreement (other than as provided in Section 14.6) and does not cure the breach within thirty (30) days following its receipt of written notice from the non-breaching Party or fifteen (15) days in the case of a breach of one of the Performance Standards in Exhibit A; (b) if a Party ceases to carry on the portion of its business that relates to this Agreement, (c) immediately as provided in Section 14.6, (d) immediately if the other party voluntarily or involuntarily files for bankruptcy, (e) immediately if Stockwalk materially changes the Stockwalk Services, (f) upon 120 days' written notice, (g) immediately if the Launch Date does not occur on or before six months following, the date of Agreement. The Parties agree that all Parties shall be addressed on all correspondence and other notices relating to breach of this Agreement. A non-breaching Party may, but is not required to, cure a breach, in its sole discretion (if it is capable of effecting a cure), within the requisite time period after receipt of notice, and in such event, notice of termination shall be ineffective. Recovery by the curing Party from the breaching Party shall be governed by the Dispute Resolution procedures set forth in this Agreement.

     10.3 EFFECTS OF TERMINATION. Upon expiration or termination, all licenses granted hereunder shall terminate unless such licenses are expressly stated as surviving. Stockwalk shall promptly remove all Company Marks and Exterior Page Frames from its servers, and Company shall promptly remove all Stockwalk Marks, Stockwalk Banners from its servers. Any obligation to pay any owed but unpaid amounts, shall survive any expiration or termination.


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     10.4 SURVIVAL. The obligations of Sections 8 (indemnification), 9.4 (Mark disparagement), 9.6 and 11.5 (injunctions), I 1 (Confidential Information), 10.3 (effects of termination), 12 (dispute resolution), 13.2 (limitations of liability), and this Section 10.4 shall survive the termination of this Agreement.

SECTION 11. CONFIDENTIAL INFORMATION

     11.1 The parties acknowledge and agree that the terms of this Agreement and all information provided to or in connection with either Party's performance under this Agreement shall be considered confidential and proprietary information ("Confidential Information") and shall not be disclosed to any third party without the prior written consent of the Party providing the Confidential Information (the "Disclosing Party"). Confidential Information shall include, without limitation: (1) names, addresses, and demographic, behavioral, credit information, and any other information relating to Customers or potential Customers; (ii) Stockwalk's communication materials and issuance strategies or methods; (iii) each Party's trade secrets, including but not limited to, financial business objectives, assets and properties, processes, formulas, specifications, programs, instructions, source code, technical knowhow, methods and procedures for operation, benchmark test results, information about employees, customers, strategies, services, business or technical plans and proposals in any form; and (iv) programming techniques and technical, development, cost and processing information.

     11.2 The Party receiving such Confidential Information (the "Receiving Party") shall use Confidential Information only for the purpose of performing the terms of this Agreement and shall not accumulate in any way or make use of Confidential Information for any other purpose. The Receiving Party shall ensure that only its employees, authorized agents, or subcontractors who need to know Confidential Information to perform this Agreement will receive Confidential Information and that such persons agree to be bound by the provisions of this Paragraph and maintain the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

     11.3 The obligations with respect to Confidential Information shall not apply to information that: (1) either Party or its personnel already know at the time it is disclosed as shown by their written records; (ii) is publicly known without breach of this Agreement; (iii) either Party received from a third party authorized to disclose it without restriction; or (iv) either Party, its agents or subcontractors, developed independently without use of Confidential Information.

     11.4 It is not a breach of this Agreement to disclose Confidential Information if such disclosure is required by law, regulation or valid court or Governmental agency order or request to disclose, in which case the Party receiving such an order or request, to the extent practicable, must give notice to the other Party, allowing, them to seek a protective order.


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     11.5 Each Party agrees that any unauthorized use or disclosure of
Confidential Information may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In that event, each Party agrees that injunctive. relief may be warranted in addition to any other remedies the Disclosing, Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information which may come to its attention and to take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

     11.6 Upon either Party's demand, or upon the termination of this Agreement, the Parties shall comply with each other's reasonable instructions regarding the dispositions of Confidential Information, which may include return of any and all Confidential Information (including any copies or reproductions thereof. Such compliance shall be certified in writing, including a statement that no copies of confidential information have been kept.

     11.7 Except as necessary for its performance under this Agreement, a Party may not use the name of any other Party or its Affiliates in connection with any representation, publication or advertisement, or make any public statement relating to any other Party or its Affiliates without the prior full disclosure of same to the named Party, and the prior written consent of the named Party.

     11.8 Following the execution of this Agreement, the Parties will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) shall be as mutually agreed by the Parties. Neither Party will issue any further press releases or make any other disclosures regarding this Agreement or its terms without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

SECTION 12. DISPUTE RESOLUTION

     12.1 In all discussions and activities relating to this Agreement, the Parties will cooperate in good faith to accomplish the objectives specified in this Agreement. If any dispute arises relating to either Party's rights or obligations under this Agreement, and the Parties are unable to resolve the dispute in the ordinary course of business, the Parties will use good-faith efforts to resolve the matter by informal means, as set forth in Section 12.2 prior to commencing a formal dispute resolution proceeding or legal action in accordance with this Section.

     12.2 Any controversy or claim between or among the Parties, arising from or in connection with this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved as follows:

     a. Upon written request of any Party, a duly appointed representative(s) of each Party will meet for the purpose of attempting to resolve such Dispute. Should they be unable to resolve the Dispute, a senior executive of each Party (the "Executives") will meet in an effort to resolve the Dispute. Said meeting shall be in person or by telephone.

     b. The Executives shall meet as often as the Parties agree to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

     c. Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of.

          (i) the Parties concluding in good faith that amicable resolution through the

          (ii) procedures set forth in subsections (a) (b) hereof does not appear likely; or

          (iii) the expiration of the fifteen (15) business day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 12.2 will not be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors, or to seek temporary or preliminary injunctive relief.

     12.3 ARBITRATION.

     a.   If the Parties are unable to resolve any Dispute as contemplated by
          Section 12.2; such Dispute shall be submitted to mandatory and binding arbitration at the election of any Party (the "Disputing Party"). Except as otherwise provided in this Section, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

     b. To initiate arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen
          (15) days after receipt of the Arbitration Demand by each other Party, each other Party shall file, and serve on the Disputing Party, a written statement (A) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party; (B) asserting any counterclaim, which shall (1) describe in reasonable detail the nature of the counterclaim, (2) state the amount of the counterclaim, and (3) specify the requested relief.

     c. If the net amount of the controversy set forth in each claim and each counterclaim is less than $100,000, then the matter shall be resolved by a single arbitrator selected pursuant to the rules of the AAA.

     d. If the amount of the controversy set forth in either the claim or counterclaim is equal to or exceeds $100,000, then the matter shall be resolved by a panel of three arbitrators (the "Panel") selected pursuant to the rules of the AAA. Decisions of a majority of the members of the Panel shall be determinative.

     e. The arbitration hearing shall be held in Minneapolis, Minnesota if initiated by Company and in Denver, Colorado if initiated by Stockwalk. The Panel is specifically authorized in proceedings pursuant to subsection (d) to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. The Federal Rules of Evidence shall apply to the arbitration hearing. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, (i) to relieve the Parties from their agreement to arbitrate or (ii) to otherwise amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Section.

     f. Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, the arbitrator shall be replaced pursuant to the rules of the AAA If an arbitrator is so replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with this Section and the Commercial Arbitration Rules of the AAA.

     g. At the time of granting or denying a motion of summary judgment as provided for in (e) and within fifteen (15)days after the closing of the arbitration hearing, the arbitrator or Panel will prepare and distribute to the Parties a writing setting forth the arbitrator's or Panel's finding of facts and conclusions of law relating, to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

     h. The arbitrator or Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an expeditious resolution of the Dispute. The arbitrator or Panel is authorized to issue monetary sanctions against any Party if, upon a showing of good cause, such Party is unreasonably delaying the proceeding.

     i. Any award rendered by the arbitrator or Panel will be final, conclusive and binding upon the Parties and any Judgment thereon may be entered and enforced in any court of competent jurisdiction.

     j. Each Party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses except as provided in Section 14.5; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the arbitrator or Panel, the prevailing Party in such a proceeding shall be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceedings, in addition to any other relief to which it may be entitled.

SECTION 13. DISCLAIMERS, LIMITATIONS AND RESERVATIONS,

     13.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES HERETO DO NOT MAKE, AND HEREBY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE SERVICES TO BE PROVIDED PURSUANT HERETO OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES HERETO SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING
(A) THE AMOUNT OF REVENUE THAT THE OTHER PARTY HERETO MAY RECEIVE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT THE OTHER PARTY HERETO MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     13.2 NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. IN NO EVENT WILL EITHER PARTY'S TOTAL LIABILITY TO THE OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED $1,000.

     13.3 Stockwalk will be solely responsible for the operation of the Stockwalk Services and subject to the specific terms of this Agreement, shall retain sole right and control over the programming, content and conduct of transactions occurring on the Co-Branded Site, except for the Exterior Page Frames.

SECTION 14. MISCELLANEOUS

     14.1 RELATIONSHIP OF PARTIES. The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture, franchise or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf of or in the other's name.

     14.2 COMPLIANCE WITH LAW. In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having Jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed upon it with respect to any compensation, royalties or transactions under this Agreement. At its own expense, Stockwalk shall comply with all applicable laws and governmental and Self Regulatory Organization (SRO) regulations regarding providing and operating the Stockwalk Services. Without limiting, the foregoing, (a) Stockwalk shall use its best efforts to obtain all governmental and SRO approval, permits and licenses, and make all governmental and SRO filings and registrations, necessary for the marketing and performance of the Stockwalk Services in every United States jurisdiction and (b) each Party shall promptly resolve any assertions that its services are illegal or violating a protected third party interest.

     14.3 NOTICES. Notices deliverable under this Agreement shall be given in writing, addressed to the Parties and shall be deemed to have been given either one (1) day after being given to an express overnight carrier with a reliable system for tracking delivery; or when sent by a confirmed facsimile with another copy sent by any other means specified in this paragraph; or three (3) business days after having been mailed postage prepaid by United States registered or certified mail.

     14.4 ATTORNEYS' FEES. If any litigation or arbitration is commenced to enforce any provision of this Agreement or to seek a declaration of rights of the Parties hereunder or as a result of any breach of any provisions of this Agreement, the prevailing Party will be entitled to recover from the non-prevailing Party all of its costs and expenses incurred in connection with such litigation or arbitration, including without limitation reasonable attorneys' fees.

     14.5 RECORDS; AUDITS. Each Party shall keep detailed records of all activities reasonably relating to its performance under this Agreement ("Records"). Either Party (the "Auditing Party"), upon thirty (30) days' prior written notice to the other Party (the "Audited Party"), may conduct an audit of the Audited Party's Records for the purpose of verifying the accuracy and completeness of any report or other information provided by the Audited Party under this Agreement. Any such audit will be conducted (a) in a manner that will not unreasonably interfere with the Audited Party's operations, and (b) by an independent certified public accounting firm that is reasonably acceptable to the Audited Party and that has agreed in writing to protect the confidentiality of the Audited Party's Records and other information. A

Party may conduct an audit under this Section no more than once during any 12-month period. The costs of any such audit will be borne by the Auditing Party; provided, however, that if any audit determines that the report or other information subject to the audit is material and inaccurate or incomplete by greater than ten percent (1O%) (as measured by an appropriate measure reasonably determined by the auditor), the Audited Party will promptly reimburse the Auditing Party for all reasonable expenses incurred to conduct the audit.

     14.6 FORCE MAJEURE. No Party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event. However, if a force majeure event detrimentally affects a Party's performance of a material covenant set forth in
Section 3 and Exhibit A for ten (10) days or more, the other Party can terminate this Agreement, as provided in Section 10.2 above.

     14.7 ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party or by operation of law unless the other Party consents to the assignment, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, either Party hereto may assign this Agreement to (a) any entity resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that (i) the assignee agrees in writing to be bound by all the terms and conditions of this Agreement, and (ii) the entity assigning this Agreement gives prompt written notice to the other party.

     14.8 NO WAIVER. The failure of either Party to enforce any provision of this Agreement will not constitute a waiver of the Party's rights to subsequently enforce the provision. The remedies specified in this Agreement are in addition to any other remedies that may be available at law or in equity.

     14.9 SEVERABILITY. If any provision of this Agreement is declared null, void or otherwise unenforceable, such provision will be deemed to have been severed from this Agreement to the minimal extent if necessary, which Agreement will otherwise be and remain in full force and effect to its remaining provisions.

     14.10 INTEGRATION. This Agreement (a) represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter and (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each Party.

     14.11 CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions.

      The Parties have executed this Agreement on the date first written above.

                                       CAVION TECHNOLOGIES, INC., a Colorado
                                       corporation



                                       By David J. Selina:
                                                          ---------------------
                                       Its President and Chief Operating
                                       Officer/CEO
                                       7475 Dakin Street, Suite 607
                                                                   ------------
                                       Denver, Colorado  80221
                                       Facsimile:  (303) 657-8210


                                       STOCKWALK.COM.INC.



                                       By Robert J. Vosburgh
                                                            -------------------
                                       Its Chief Operating Officer
                                                                  -------------
                                       5500 Wayzata Blvd.
                                       Suite 620
                                       Minneapolis, MN  55416
                                       Facsimile:  (877) 482-0540

                                   SCHEDULE 1

               Title                        Parties                 Date
               -----                        -------                 ----
Co-Marketing Agreement              Company & each
                                    Participation
                                    Institution
Company Master Services Agreement   Company & each
                                    Participation
                                    Institution
Networking/Affiliation Agreement    Stockwalk & Institution

                                   SCHEDULE 2

                      GENERAL SPECIFICATIONS AND TIMETABLE

         Stockwalk Project Task                         End Date
         ----------------------                         --------
Assign Relationship Manager                               Day 1
Apply for domain name                                     Day 4
Initial press release                                     Day 5
IT Due Diligence                                         Day 14
Create site prototype                                    Day 15
Site testing                                             Day 45
Launch                                                   Day 60
Post-launch marketing                                    Day 61

                                  SCHEDULE 2.3

             LINKS, ADVERTISEMENTS AND OTHER PROMOTIONAL PLACEMENTS
                                       AND
                           COMPANY'S MARKETING EFFORTS

                                  SCHEDULE 2.4

                                  COMPANY MARKS

                                  SCHEDULE 2.7

                                 STOCKWALK MARKS

                                    EXHIBIT A

                              PERFORMANCE STANDARDS

The parties hereto agree that as of the Launch Date the following performance standards shall be applicable to the Co-Branded Site:

A. SERVICE AVAILABILITY. The Stockwalk Services generally shall be publicly available to Customers in an amount no less than is standard in the industry, excluding "Maintenance." Maintenance is defined as scheduled Stockwalk Services outages for Stockwalk Services maintenance or upgrades of which Company is notified at least 24 hours in advance, so long as such outages are scheduled for low-usage time periods and do not exceed a total of 10 hours in any 30 day period.

B. RESPONSE TIME. Stockwalk shall use its best efforts to maintain a mean response time for server response to access the Stockwalk Services not to exceed a time period to be mutually agreed on by both Parties, but no longer than industrystandard.

C. BANDWIDTH. Throughout the term, Stockwalk shall use its best efforts to have an agreement in place with its Internet connectivity provider which requires such provider to automatically increase bandwidth capacity if such capacity exceeds 25% utilization.

D. SECURITY. Stockwalk shall prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the Stockwalk Services. In addition, Stockwalk shall immediately notify Company of any known security breaches or holes in the Stockwalk Service or any Co-Branded Site.

E. ERROR CORRECTION. Stockwalk shall resolve any errors with the Stockwalk Services under its control (including, without limitation any Javascripts or ActiveX controls used in connection with such pages) that cause such services not to be able to perform one or more major functions within 24 hours of the earlier of its discovery of the error or Company's notice of the error. Stockwalk shall resolve all other errors with such services within seven (7) days of the earlier of its discovery of the error or Company's notice of the error.

F. BROWSER COMPATIBILITY. The Stockwalk Services shall initially be compatible with Netscape Navigator 3.X, 4.X, and higher versions and Microsoft Internet Explorer 3.X, 4.X, and higher versions. The Parties may add additional browsers or versions that the Stockwalk Services must be compatible with, provided that such additional browsers or versions are used by more than 5% of the Customers. Customers shall not require any plug-ins in order to access any Stockwalk Services functionality.

G. VOLUME SCALABILITY. Stockwalk shall use best efforts to implement necessary hardware, application and network architecture and configuration required to manage scalability and capacity issues associated with increased transaction volumes.

H. DATA AUTHENTICATION. Stockwalk shall use best efforts, no less than industrystandard, to authenticate the origin of all information provided by Company as having come from Company.

I. CUSTOMER SUPPORT. Stockwalk shall use best efforts to respond to all customer and technical support inquiries within 10 minutes of the receipt of inquiry. Stockwalk shall manually respond to all customer account inquiries within 24 hours. Stockwalk shall resolve all such inquiries within 72 hours or shall notify Company that it cannot do so, in which case Company at its sole discretion may intervene to assist in resolving the inquiry.

                                    EXHIBIT B

                         COMPANY'S EXTERIOR PAGE FRAMES

                                    EXHIBIT C

                      FORM OF NETWORK/AFFILIATION AGREEMENT